         Exhibit 10.8
2024 OVER PERFORMANCE PLAN (“OPP”)
Top Team Employees

Effective January 1 – December 31, 2024

PURPOSE

The Over Performance Plan (the “Plan” or “OPP”) is an incremental incentive plan designed to reward eligible Senior Leaders at the Director level and above (“Top Team”) for over achievement of pre-established corporate performance measure(s) that are assigned a specific weight according to the Company’s budgeted goals and objectives for the Plan year. This Plan, for eligible employees, covers the period from January 1, through December 31 of the Plan year.

This Plan supersedes any prior incremental incentive plan versions and cancels any document that provides information contrary to the information contained in this Plan version. The Company may terminate the Plan, amend or modify the Plan in any respect, at any time, and without notice, provided, however, that such termination, modification or amendment shall not adversely affect the rights of a participant to receive an award already fully earned under the Plan. In addition, incentive awards are not “earned” until the events described in the Administration section occur.

ELIGIBILITY

All regular full-time and part-time non-sales, non-bargained and non-commissioned Director level and above Top Team employees who are eligible under the current Short Term Incentive Plan (“STIP”), who are employed during the Plan year, and who commence employment with the Company on or before September 30 of the Plan year are potentially eligible to participate in the Plan. To be eligible to earn and receive payment of an incentive award, the participant must be:

1.Classified as a permanent employee and currently participating under the STIP;

2.Employed with the Company during some portion of the period for which the award is being measured, and begins work for the Company on or before September 30 of the Plan year; and

3.Actively working at the Director level or above, Top Team sr leader, through the payment date, or on Company-approved or job-protected leave for any periods not worked where the Company has a reasonable expectation that the employee will return to their position in the near future and is active on the date the incentive award is “earned,” as defined in the Administration section. An individual is “actively working” if he or she is actually working and carrying out his or her duties at the Company, or he or she is on PTO or a paid Company holiday.

Incentive awards are not “earned” until the events described in the Administration section occur.

The following individuals are not eligible for a payment under OPP:

1.Employees who voluntarily terminate their employment or are involuntarily terminated for any reason are not eligible for the OPP payment. In addition, payment to employees who are under investigation for misconduct on the normal payout date may be delayed. If it is determined that misconduct occurred and termination occurs, the award is forfeited in accordance with applicable state law.
2.Contractors and interns.
3.Non-Top Team employees.
4.Employees who are not current participants under the current STIP.

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8
OPP DESIGN

PLAN COVERAGE PERIOD

Awards under the Plan will be based upon the achievement of pre-established annual Corporate performance measure(s) and the employee’s eligible annual base salary on December 31 of the Plan year will be used when proration(s) are not required.

OPP PERFORMANCE METRICS AND GOALS

The amount of any OPP payment will be based on the eligible employee’s target OPP opportunity and exceeding the approved budgeted corporate performances metrics. Target opportunities, corporate performance metrics, weighting, and the pre-established performance goals, as determined by the Compensation Committee in its sole discretion, may be changed at any time. The Compensation Committee, upon consultation with the Chief Executive Officer, determine the funding level that will be available for awarding incentives. If it is determined that OPP awards will be granted, the Compensation Committee retains the sole discretion to set award levels and to adjust award levels and subsequent employee distributions.

INDIVIDUAL TARGET OPPORTUNITY

Eligible employees have an OPP target percentage opportunity equivalent to their STIP target, assigned based on the position’s Job Level during the Plan year. OPP awards may be prorated to capture changes in Job Level Targets or for leave of absences. The eligible employee’s annual base salary on December 31 of the Plan year will be used when proration(s) are not required.

The annual OPP targets by Job Level are as follows and mirrors eligible employees STIP target:

Table 1:

JOB LEVEL	OPP TARGET %
Chief Executive Officer (CEO)	100%
Executive Vice President (EVP)	60% - 70%
Vice President (VP)	40%
Assistant Vice President (AVP)	30%
Director (DIR)	25%

Additionally, the participant’s total incentive payout (STI award + OPP award) may not exceed 2x the participant’s STI award at target. As an example, using a Director with a base salary of $100,000:

•STI target = 25%
•STI target value = $25,000 ($100,000 x 25%)
•2x STI target = $50,000 ($25,000 x 2)
•Assuming STI performance at 125%, payout = $31,250 ($25,000 x 125% performance)
•Assuming OPP performance at 105% payout = $26,250 ($25,000 x 105% performance)
•STI award of $31,250 + OPP award of $26,250 = $57,500
•Total combined incentive payment capped at $50,000

CORPORATE PERFORMANCE METRICS AND WEIGHTS

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8
The Corporate performance metrics are Earnings before Interest, Taxes, Depreciations, and Amortization (“EBITDA”), Free Cash Flow (“FCF”) and SaaS Revenue. The planned performance metrics will only reach threshold and begin to payout after the STIP metric achieves maximum performance. No incentive payment will be earned for performance below the minimum thresholds. The eligible employee’s individual performance rating does not carry a weight in the OPP payment.

Table 2:

Metric	Weight	Threshold	Maximum
EBITDA	25%	$173.50 MM	See Funding Table 3
Free Cash Flow	35%	$60.00 MM	See Funding Table 3
SaaS Revenue	40%	$321.00 MM	See Funding Table 3

Self-funding Plan pays with funds in excess of $173.50MM in EBITDA weighted at 25%, 60.00MM in FCF weighted at 35% and $321.00MM SaaS Revenue weighted at 40%.

The table below illustrates the minimum threshold and incremental achievement levels of EBITDA, FCF and SaaS Revenue performance for the Plan year and the corresponding payout levels for OPP. Incentive awards are interpolated between achievement levels. Overall OPP performance payout is capped at 125% payout.

Table 3:

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8

2024 Approved Budget Consolidated Results
OPP Bonus Scales

EBITDA 25%			Free Cash Flow 35%			SaaS Net Revenue 40%			
Scale	Bonus $	Bonus %	Scale	Bonus $	Bonus %	Scale	Bonus $	Bonus %	
$173.50			**$ 60.00**			**$321.00**			**Minimum**
$175.00	$ 0.15	**10%**	**$ 61.50**	$ 0.20	**10%**	**$322.50**	$ 0.15	**10%**	
$176.50	$ 0.30	**20%**	**$ 63.00**	$ 0.40	**20%**	**$324.00**	$ 0.30	**20%**	
$178.00	$ 0.45	**30%**	**$ 64.50**	$ 0.60	**30%**	**$325.50**	$ 0.45	**30%**	
$179.50	$ 0.60	**40%**	**$ 66.00**	$ 0.80	**40%**	**$327.00**	$ 0.60	**40%**	
$181.00	$ 0.75	**50%**	**$ 67.50**	$ 1.00	**50%**	**$328.50**	$ 0.75	**50%**	
$182.50	$ 0.90	**60%**	**$ 69.00**	$ 1.20	**60%**	**$330.00**	$ 0.90	**60%**	
$184.00	$ 1.05	**70%**	**$ 70.50**	$ 1.40	**70%**	**$331.50**	$ 1.05	**70%**	
$185.50	$ 1.20	**80%**	**$ 72.00**	$ 1.60	**80%**	**$333.00**	$ 1.20	**80%**	
$187.00	$ 1.35	**90%**	**$ 73.50**	$ 1.80	**90%**	**$334.50**	$ 1.35	**90%**	
$188.50	$ 1.50	**100%**	**$ 75.00**	$ 2.00	**100%**	**$336.00**	$ 1.50	**100%**	
$190.00	$ 1.65	**110%**	**$ 76.50**	$ 2.20	**110%**	**$337.50**	$ 1.65	**110%**	
$193.00	$ 1.95	**130%**	**$ 79.50**	$ 2.60	**130%**	**$340.50**	$ 1.95	**130%**	
$194.50	$ 2.10	**140%**	**$ 81.00**	$ 2.80	**140%**	**$342.00**	$ 2.10	**140%**	
$196.00	$ 2.25	**150%**	**$ 82.50**	$ 3.00	**150%**	**$343.50**	$ 2.25	**150%**	
$197.50	$ 2.40	**160%**	**$ 84.00**	$ 3.20	**160%**	**$345.00**	$ 2.40	**160%**	
$199.00	$ 2.55	**170%**	**$ 85.50**	$ 3.40	**170%**	**$346.50**	$ 2.55	**170%**	

Management Incremental Payout %	**EBITDA**	**10%**
	Free cash Flow	**13%**
	SaaS Revenues	**10%**

Additionally, the OPP excludes any impacts from acquisitions. Any financial benefits of debt refinancing and improvements in interest rates versus approved budget only accrue to bonus payments if EBITDA an FCF are met without the benefit of the change in interest rate.

PRORATION OF INCENTIVE

If an employee meets Plan eligibility requirements, the OPP award will be prorated for any periods during which the employee was not working and not on regular, company-approved paid time off. For example, the OPP award will be prorated to reflect any of the following:

1.Unpaid leave – includes FMLA leave or a Personal Leave of Absence.
2.Supplemented leave – includes Short Term Leave “STD”, Long Term Leave “LTD” or Workers Compensation.
3.Administrative leave as part of any Company investigation, discipline, or inquiry.
4.Administrative leave as part of any company investigation, discipline, or inquiry.
5.Hire date after January 1 of the Plan year.

6.A position change that results in a change in Job Level Target percent (%) during the Plan year.

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8
In such situations as described above, the OPP award, if any, will be paid at the time that other OPP awards are scheduled to be paid in accordance to the Plan, unless otherwise specifically stated in this Plan. For employees on leave, OPP awards will be paid to the employee once they return to work, are active and no longer on leave.

EXAMPLE - OPP INCENTIVE AWARD CALCULATION (For illustrative purposes only)

Compensation Assumptions: January 1 – December 31:

•Base Salary = $100,000
•Target Bonus % = 25%
•Total Target Bonus = $25,000 (EBITDA = $6,250; FCF = $8,750 & SaaS Revenue = $10,000)
•Assumes no prorations

Company Performance Assumptions: January 1 – December 31:
•Company EBITDA achievement of $184.00 MM; 70% achievement.
•Company FCF achievement of $63.00 MM; 20% achievement.
•Company SaaS Revenue of $327.00 MM; 40% achievement.

The employee’s OPP will therefore be as follows for each of the components:

Table 4:

	A	B	C
OPP Component	Bonus Target ($)	Metric Weighting	Metric Achievement	Award Payout (A*B*C)
EBITDA	$25,000	25%	70%	$4,375
FCF	$25,000	35%	20%	$1,750
SaaS Revenue	$25,000	40%	40%	$4,000
OPP Payout				$10,125

TIMING OF PAYMENTS

Assuming Plan requirements are satisfied, which include Compensation Committee review and approval, award payments will be targeted after the end of the Plan year; as soon as administratively possible following Committee approval to eligible employees actively working and on payroll at the time of payment.

CLAWBACK POLICY

All OPP awards shall be subject to the terms of the Thryv Holdings, Inc. Clawback Policy, effective November 29, 2023 (as may be amended from time to time, the “Clawback Policy”).

DEFINITIONS

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8
BASE SALARY EARNINGS

An eligible employee’s base salary earnings paid during the Plan year as of December 31 or prorated for each eligible position(s) within the Plan year. Base salary earnings for this purpose do not include benefits, bonuses, overtime, or other awards.

BOARD

The Company’s Board of Directors.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company.

COMPANY

Thryv Holdings, Inc. and Thryv, Inc. only. Financial metrics of EBITDA, FCF and SaaS Revenues are based on the consolidated company including international operations.

EBITDA
Total Company operating income, before interest, taxes, depreciation and amortization, each calculated in accordance with GAAP, adjusted to exclude the impact of stock compensation expense.

FREE CASH FLOW (FCF)
Operating cash generated by the company less outlays for capital expenditures.

SAAS REVENUE
SaaS revenue generated from the sale of Thryv Software, Thryv Leads and other associated add-ons or products.

INDIVIDUAL TARGET OPPORTUNITY

An eligible employee’s OPP target percentage based on Job Level(s) which mirror employee’s STIP target percentage.

PLAN PARTICIPATION EFFECTIVE DATES

The effective date for participants who become eligible for this Plan is on January 1 of the Plan year or after their eligibility date. The effective date for cessation of participation in this Plan for participants who move into a position not eligible for this Plan is the end of the pay period in which the move occurs. Non-sales employees at the Director level and above who are hired after January 1 of the Plan Coverage Period and who do not payments will be targeted for the spring following the end of Plan year rules based on hire date.

PLAN YEAR OR COVERAGE PERIOD
The Plan Year is the Company’s fiscal year, January 1, through December 31 of the Plan year.

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024

         Exhibit 10.8
ADMINISTRATION

Approval/Objectives Guidelines

OPP Awards for Section 16 Officers are at the sole discretion of the Compensation Committee and the Board of Directors, awards to non-Section 16 employees are at the sole discretion of Sr Management. Awards may or may not be granted based upon Company, functional unit, departmental, and/or individual performance in the Plan year. If it is determined that OPP awards will be granted, the Compensation Committee and the Board of Directors retains the sole discretion to set award levels and to adjust award levels and subsequent employee distributions.

When OPP Awards are Earned

OPP Awards are not earned, are not due, and shall not be paid, unless and until the following conditions are met: (1) the Approval/Objective Guidelines are met, (2) the Compensation Committee approves Corporate performance and payment (3) all Plan eligibility requirements described of the Plan are met, (4) employee is employed and actively working (or on Company Approved or job protected leave) on the payment date, and (5) the payout date occurs.

OPP incentive awards, if any, will be via payroll. All legally required and applicable income and employment taxes and withholdings will be deducted from the gross incentive award paid to participants. Awards are not considered eligible compensation for the purposes of calculating 401(k) plan match and contributions, in addition to ESPP contributions or other employee benefits, such as life insurance calculation of medical contributions.

Interpretation
The Company shall have the full power and authority to interpret, construe, and administer this Plan, including the determination of the amount of each participant’s award amount.

Disclaimer
THIS PLAN IS NOT A CONTRACT OF EMPLOYMENT AND DOES NOT OTHERWISE ALTER YOUR AT-WILL EMPLOYMENT STATUS AND DOES NOT CREATE ANY CONTRACTUAL RIGHTS. Any payment under the Plan or this incentive award is discretionary and at the will of the Company. This Plan document and the award schedules set forth herein do not constitute an express or implied promise of continued employment for any period or at all, and will not interfere in any way with a participant’s right to terminate or the Company’s right to terminate a participant’s employment at any time, with or without cause and with or without notice.

The Company may terminate the Plan, or amend or modify the Plan in any respect, at any time, and without notice. This Plan may be superseded by federal, state, and local laws to the extent applicable.

Total Rewards    2024 Over Performance Plan    Approved by Compensation
        Committee March 13, 2024